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                        LOAN AGREEMENT

THIS LOAN AGREEMENT between Essex Corporation
("Borrower") and SIGNET BANK ("Lender") is made on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans and other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. All such loans and financial accommodations, together with all future loans and financial accommodations from Lender to Borrower, are referred to In this Agreement
Individually as the "Loan" and collectively as the "Loans." Borrower understands and agrees that: (a) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth In this Agreement; (b) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender's sole judgment and discretion; and (c) all such Loans shall be and shall remain subject to the following terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of 11/29/95, and shall continue thereafter until all Indebtedness of Borrower to Lender has been performed in full and the parties terminate this Agreement in writing.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform
Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

Agreement.  The word "Agreement" means this Loan
Agreement, as this Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Loan Agreement from time to time.

Account. The word "Account" means a trade account, account receivable, or other right to payment for goods sold or services rendered owing to Borrower (or to a third party grantor acceptable to Lender).

Account Debtor. The words "Account Debtor" mean the person or entity obligated upon an Account.

Advance. The word "Advance" means a disbursement of Loan funds under this Agreement.

Borrower. The word "Borrower" means Essex Corporation and its successors and assigns. The word "Borrower" also includes, as applicable, all subsidiaries and affiliates of Borrower as provided below in the paragraph titled
"Subsidiaries and Affiliates."

Borrowing Base. The words "Borrowing Base" mean at the time in question, the sum of (a) 80.0% of Eligible Billed
Government Receivables and Commercial Receivables as approved by the Lender, and (b) 0.00% of Eligible Billed
Commercial Receivables as depicted in a Borrowing Base
Certificate received by Lender pursuant to the terms of this Agreement, provided, however, that (i) the Borrowing
Base shall be reduced by the sum of the aggregate face amount of Letters of Credit outstanding on the date the Borrowing Base is being calculated plus the aggregate amount of all drafts drawn under or purporting to be drawn under the Letters of Credit that have been paid by Lender and for which Lender has not been reimbursed pursuant hereto, (ii) at all times the Borrowing Base shall remain subject to verification by Lender, and (iii) in no event shall the Borrowing Base attributable to the Eligible Billed Commercial Receivables described in (b) of this definition of "Borrowing Base" exceed One Million
Five Hundred Thousand and No/100 Dollars ($1,500,000.00).

CERCLA.  The word "CERCLA" means the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended.

Collateral. The word "Collateral" means and includes without limitation all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise. The word
"Collateral" includes without limitation all collateral described below in the section titled "COLLATERAL."

Eligible Accounts. The words "Eligible Accounts" mean, at any time, all of Borrower's Accounts which contain selling terms and conditions acceptable to Lender. The net amount of any Eligible Account against which Borrower may borrow shall exclude all returns, discounts, credits, and offsets of any nature. Unless otherwise agreed to by Lender in writing, Eligible Accounts do not include:

(a) Accounts with respect to which the Account Debtor is an officer, an employee or agent of Borrower.

(b) Accounts with respect to which the Account Debtor is a subsidiary of, or affiliated with or related to Borrower or its shareholders, officers, or directors.

(c) Accounts with respect to which goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional.

(d) Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower.

(e) Accounts which are subject to dispute, counterclaim, or setoff.

(f) Accounts with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the Account Debtor.

(g) Accounts with respect to which Lender, in its sole discretion, deems the creditworthiness or financial condition of the Account Debtor to be unsatisfactory.

(h) Accounts of any Account Debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency, or debtor-in--relief acts; or who has had appointed a trustee, custodian, or receiver for the assets of such Account Debtor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts
(including its payrolls) as such debts become due.

(i) Accounts which have not been paid in full within 90 days from the invoice date. The entire balance of any Account of any single Account debtor will be ineligible whenever the portion of the Account which has not been paid within 90 days from the invoice date is in excess of

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50.000% of the total amount outstanding on the Account.

(j)  Accounts which are defined as Government Final
Invoice Receivables.

ERISA. The word "ERISA" means the Employee Retirement
Income Security Act of 1974, as amended.

Event of Default. The words "Event of Default" mean and include without limitation any of the Events of Default set forth below in the section titled "EVENTS OF
DEFAULT."

Expiration Date. The words "Expiration Date" mean the date of termination of Lender's commitment to lend under this Agreement.

Grantor. The word "Grantor" means and includes without limitation each and all of the persons or entities granting a Security Interest in any Collateral for the Indebtedness, and their personal representatives, successors and assigns.

Guarantor. The word "Guarantor" means and includes without limitation each and all of the guarantors, sureties, and accommodation parties in connection with any Indebtedness and their personal representatives, successors and assigns.

Indebtedness. The word "Indebtedness" means and includes without limitation all Loans, including ail principal, interest and other fees, costs and charges, if any, together with all other present and future liabilities and obligations of Borrower, or any one or more of them, to Lender, whether direct or indirect, matured or unmatured, and whether absolute or contingent, joint, several, or joint and several, and no matter how the same may be evidenced or shall arise.

Lender. The word "Lender" means SIGNET BANK, its successors and assigns.

Line of Credit. The words "Line of Credit" mean the credit facility described in the Section titled "LINE OF
CREDIT" below.

Loan. The word "Loan" or "Loans" means and includes without limitation any and all commercial loans and financial accommodations from Lender to Borrower, whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.
Note. The word "Note" means and includes without limitation Borrower is promissory note or notes, if any, evidencing Borrowees Loan obligations in favor of Lender, as well as any substitute, replacement or refinancing note or notes therefor.

Permitted Liens. The words "Permitted Liens" mean: (a) liens and security interests securing Indebtedness owed by Borrower to Lender; (b) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (c) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (d) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens"; (e) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (f) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower's assets.

Related Documents. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Security Agreement. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The words "Security Interest" mean and include without limitation any and all types of liens and encumbrances, whether created by law, contract, or otherwise.

SARA.  The word "SARA" means the Superfund Amendments and
Reauthorization Act of 1986 as now or hereafter amended.

LINE OF CREDIT.  Lender agrees to make Advances to
Borrower from time to time from the date of this Agreement to the Expiration Date, provided the aggregate amount of such Advances outstanding at any time does not exceed the Borrowing Base. Within the foregoing limits, Borrower may borrow, partially or wholly prepay, and reborrow under this Agreement as follows.

Conditions Precedent to Each Advance. Lender's obligation to make any Advance to or for the account of Borrower under this Agreement is subject to the following conditions precedent, with all documents, instruments, opinions, reports, and other items required under this Agreement to be in form and substance satisfactory to
Lender:

(a) Lender shall have received evidence that this Agreement and all Related Documents have been duly authorized, executed, and delivered by Borrower to Lender.

(b) Lender shall have received such opinions of counsel, supplemental opinions, and documents as Lender may request.

c) The security interests in the Collateral shall have been duly authorized, created, and perfected with first lien priority and shall be in full force and effect.

(d) All guaranties required by Lender for the Line of Credit shall have been executed by each Guarantor, delivered to Lender, and be in full force and effect.

(e) Lender, at its option and for its sole benefit, shall have conducted an audit of Borrower's Accounts, books, records, and operations, and Lender shall be satisfied as to their condition.

(f) Borrower shall have paid to Lender all fees, costs, and expenses specified in this Agreement and the Related
Documents as are then due and payable.

(g) There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement, and Borrower shall have delivered to Lender the compliance certificate called for in the paragraph below titled "Compliance Certificate."

Making Loan Advances. Advances under the credit facility, as well as directions for payment from Borrower's accounts, shall be requested in writing by authorized persons. Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrower (a) when credited to any deposit account of Borrower maintained with Lender or (b) when advanced in accordance with the instructions of an authorized person. Lender. at its option, may set a cutoff time, after which all requests for Advances will be treated as having been requested on the next succeeding Business Day. Under no circumstances shall Lender be required to make an Advance in an amount less than $1,000.

Mandatory Loan Repayments. If at any time the aggregate principal amount of the outstanding Advances shall exceed the applicable Borrowing Base, Borrower, immediately upon written or oral notice from Lender, shall pay to Lender an amount equal to the difference between the

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outstanding principal balance of the Advances and the
Borrowing Base. On the Expiration Date, Borrower shall pay to Lender in full the aggregate unpaid principal amount of all Advances then outstanding and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid.
Loan Account. Lender shall maintain on its books a record of account in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the credit facility.
Lender shall provide Borrower with periodic statements of Borrower's account, which statements shall be considered to be correct and conclusively binding on Borrower unless
Borrower notifies Lender to the contrary within thirty
(30) days after Borrower's receipt of any such statement which Borrower deems to be incorrect.

COLLATERAL. To secure payment of the Line of Credit and performance of all other Loans, obligations and duties owed by Borrower to Lender, Borrower (and others, if required) shall grant to Lender Security Interests in such property and assets as Lender may require (the
"Collateral"), including without limitation Borrower's present and future Accounts and general intangibles.
Lender's Security Interests in the Collateral shall be continuing liens and shall include the proceeds and products of the Collateral, including without limitation the proceeds of any insurance. With respect to the Collateral, Borrower agrees and represents and warrants to Lender:

Perfection of Security Interests. Borrower agrees to execute such financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender's Security Interests in the Collateral.
Upon request of Lender, Borrower will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Borrower will note Lender's interest upon any and all chattel paper if not delivered to Lender for possession by Lender. Contemporaneous with the execution of this Agreement, Borrower will execute one or more UCC financing statements and any similar statements as may be required by applicable law, and will file such financing statements and all such similar statements in the appropriate location or locations. Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue any Security Interest. Lender may at any time, and without further authorization from Borrower, file a carbon, photograph, facsimile, or other reproduction of any financing statement for use as a financing statement. Borrower will reimburse Lender for all expenses for the perfection, termination, and the continuation of the perfection of Lender's security interest in the Collateral. Borrower promptly will notify Lender of any change in Borrower's name including any change to the assumed business names of Borrower.
Borrower also promptly will notify Lender of any change in Borrower's Social Security Number or Employer
Identification Number.  Borrower further agrees to notify
Lender in writing prior to any change in address or location of Borrower's principal governance office or should Borrower merge or consolidate with any other entity.

Collateral Records. Borrower does now, and at all times hereafter shall, keep correct and accurate records of the Collateral, all of which records shall be available to Lender or Lender's representative upon demand for inspection and copying at any reasonable time. With respect to the Accounts, Borrower agrees to keep and maintain such records as Lender may require, including without limitation information concerning Eligible
Accounts and Account balances and agings.

Collateral Schedules. Concurrently with the execution and delivery of this Agreement, Borrower shall execute and deliver to Lender a schedule of Accounts and Eligible
Accounts, in form and substance satisfactory to the Lender. Thereafter Borrower shall execute and deliver to Lender such supplemental schedules of Eligible Accounts and such other matters and information relating to Borrower's Accounts as Lender may request. Supplemental schedules shall be delivered according to the following schedule: no less than monthly, within 10 days after the end of each month end, but In any event at such other frequency as Lender may require. Supplemental schedules shall include, but not limited to, an accounts receivable aging and a schedule of accounts payable.

Representations and Warranties Concerning Accounts. With respect to the Accounts, Borrower represents and warrants to Lender: (a) Each Account represented by Borrower to been Eligible Account for purposes of this Agreement conforms to the requirements of the definition of an Eligible Account; (b) All Account information listed on schedules delivered to Lender will be true and correct, subject to immaterial variance; and (c) Lender, its assigns, or agents shall have the right at any time and at Borrower's expense to inspect, examine, and audit
Borrowees records and to confirm with Account Debtors the accuracy of such Accounts.

Remittance Account. Borrower agrees that Lender may at any time require Borrower to institute procedures whereby the payments and other proceeds of the Accounts shall be paid by the Account Debtors under a remittance account or lock box arrangement with Lender, or Lender's agent, or with one or more financial institutions designated by Lender. Borrower further agrees that, if no Event of Default exists under this Agreement, any and all of such funds received under such a remittance account or lock box arrangement shall, at Lender's sole election and discretion, either be (a) paid or turned over to Borrower; (b) deposited into one or more accounts for the benefit of Borrower (which deposit accounts shall be subject to a security assignment in favor of Lender); (c) deposited into one or more accounts for the joint benefit of Borrower and Lender (which deposit accounts shall likewise be subject to a security assignment in favor of Lender); (d) paid or turned over to Lender to be applied to the Indebtedness in such order and priority as Lender may determine within its sole discretion; or (e) any combination of the foregoing as Lender shall determine from time to time. Borrower further agrees that, should one or more Events of Default exist, any and all funds received under such a remittance account or lock box arrangement shall be paid or turned over to Lender to be applied to the Indebtedness, again in such order and priority as Lender may determine within its sole discretion.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of Loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization. Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia and is validly existing and in good standing in all states in which Borrower is doing business. Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage. Borrower also is duly qualified as a foreign corporation and is in good standing in all states in which the failure to so qualify would have a material adverse effect on its businesses or financial condition.
Authorization. The execution, delivery, and performance of this Agreement and all Related Documents by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all necessary action by Borrower; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon Borrower or (b) any law, governmental regulation, court decree, or order applicable to Borrower.

Financial Information. Each financial statement of Borrower supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect. This Agreement constitutes, and any instrument or agreement required hereunder to be given by Borrower when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties. Except for Permitted Liens, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrowees properties are titled in Borrowees legal name, and Borrower has not used, or filed a financing statement under, any other name for at least the last five (5) years.

Hazardous Substances.  The terms "hazardous waste,"
"hazardous substance," "disposal," "release," and
"threatened release," as used in this

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Agreement, shall have the same meanings as set forth in
the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section
9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499
("SARA"), the Hazardous Materials Transportation Act, 49
U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing.
Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (a)
During the period of Borrower's ownership of Borrower's properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, or about any such properties. (b)
Borrower has no knowledge of, or reason to believe that there has been (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance by any prior owners or occupants of any such properties, or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters. (c) Neither Borrower nor any tenant, contractor, agent or other authorized user of any such properties shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, or about any such properties; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation those laws, regulations and ordinances described above. Borrower authorizes Lender and its agents to enter upon such properties to make such inspections and tests as Lender may deem appropriate to determine compliance of such properties with this section of the Agreement. Any inspections or tests made by Lender shall be for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person.
The representations and warranties contained herein are based on Borrower's due diligence in investigating such properties for hazardous waste. Borrower hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Borrower's ownership or interest in such properties, whether or not the same was or should have been known to Borrower. The provisions of this section of the Agreement, including the obligation to indemnify, shall survive the payment of the Indebtedness and the termination or expiration of this Agreement and shall not be affected by Lender's acquisition of any interest in any such properties, whether by foreclosure or otherwise.

Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes. To the best of Borrower's knowledge, all tax returns and reports of Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Note, that would be prior or that may in any way be superior to Lender's
Security Interests and rights in and to such Collateral.

Binding Effect.  This Agreement, the Note, all Security
Agreements directly or indirectly securing repayment of Borrower's Loan and Note and all of the Related Documents are binding upon Borrower as well as upon Borrower's successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

Commercial Purposes. Borrower intends to use the Loan proceeds solely for business or commercial related purposes.

Employee Benefit Plans. Each employee benefit plan as to which Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (I) no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan, (ii) Borrower has not withdrawn from any such plan or initiated steps to do so, and (iii) no steps have been taken to terminate any such plan.

Location of Borrower's Offices and Records. Borrower's place of business, or Borrower's Chief executive office, if Borrower has more than one place of business, is located at 9150 Guilford Road, Columbia, MD 21046-1891.
Unless Borrower has designated otherwise in writing this location is also the office or offices where Borrower keeps its records concerning the Collateral.

Information. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

Survival of Representations and Warranties. Borrower understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in extending Loan Advances to Borrower.
Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will:

Litigation. Promptly inform Lender in writing of (a) all material adverse changes in Borrower's financial condition, and (b) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records. Maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.

Financial Statements. Furnish Lender with, as soon as available, but in no event later than ninety (90) days after the end of each fiscal year, Borrower's balance sheet and income statement for the year ended, audited by a certified public accountant satisfactory to Lender, who shall state that such financial statements present fairly the consolidated financial position of Borrower as of the date of such financial statements and the results of its operations for the period covered by such financial statements in conformity with generally accepted accounting principles applied on a consistent basis
(except for changes in the application of which such accountants concur) and shall not contain any "going concern" or like qualification or exception or qualifications arising out of the scope of the audit, and, as soon as available, but in no event later than ten
(10) days after the end of each month, Borrower's balance sheet and profit and loss statement for the period ended, prepared and certified as correct to the best knowledge and belief by Borrower's chief financial officer or other officer or person acceptable to Lender. All financial reports required to be provided under this Agreement shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

Additional Information. Furnish such additional information and statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may request from time to time.

Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may from time to time reasonably require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be canceled or diminished without at least thirty (30) days' prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person.
In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such loss payable or other endorsements as Lender may require.

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the properties insured; (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (f) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify
Lender immediately in writing of any default in connection with any other such agreements.

Loan Fees and Charges. In addition to all other agreed upon fees and charges, pay the following: (a)
Administrative Fee. The obligation of Borrower to pay the Administrative Fee shall commence on the date hereof and shall continue until the Loans have been fully and completely paid and discharged. Commencing on the last day of the month after the date hereof and continuing on the last day of each subsequent month, until the Loans have been fully and completely paid and discharged, Borrower shall pay the Administrative Fee due for the month (or partial month). Any accrued and unpaid portion of this fee shall be paid on the Termination Date. (b)
Commitment Fee. The obligation of Borrower to pay the Commitment Fee shall commence on the date hereof and shall continue until the Indebtedness has been fully and completely paid and discharged. Commencing on the last day of the quarter following the date hereof and continuing on each subsequent quarter thereafter until the Indebtedness has been fully and completely discharged, Borrower shall pay the Commitment Fee due for the quarter (or portion thereof). Any accrued and unpaid portion of this fee shall be paid on the Termination
Date.

Loan Proceeds. Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits.
Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (a) the legality of the same shall be contested in good faith by appropriate proceedings, and (b) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower's properties, income, or profits.

Performance. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in the Related Documents in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which constitutes an Event of Default under this Agreement or under any of the Related
Documents.

Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel;
provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including without limitation, compliance with the Americans With Disabilities Act and with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrower's employee benefit plans.

Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

Compliance Certificate. Unless waived in writing by Lender, provide Lender at least annually and at the time of each disbursement of Loan proceeds with a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

Environmental Compliance and Reports. Borrower shall comply in all respects with all environmental protection federal, state and local laws, statutes, regulations and ordinances; not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty
(30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

RECOVERY OF ADDITIONAL COSTS. If the imposition of or any change in any law, rule, regulation or guideline, or the interpretation or application of any thereof by any court or administrative or governmental authority
(including any request or policy not having the force of law) shall impose, modify or make applicable any taxes
(except U.S. federal, state or local income or franchise taxes imposed on Lender), reserve requirements, capital adequacy requirements or other obligations which would
(a) increase the cost to Lender for extending or maintaining the credit facilities to which this Agreement relates, (b) reduce the amounts payable to Lender under this Agreement or the Related Documents, or (c) reduce the rate of return on Lenders capital as a consequence of Lender's obligations with respect to the credit facilities to which this Agreement relates, then Borrower agrees to pay Lender such additional amounts as will compensate Lender therefor, within five (5) days after Lender's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:
(Consent of Lender shall not be unreasonably withheld)

Indebtedness and Liens. (a) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases, (b) except as allowed as a Permitted Lien, sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's assets, or (c) sell with recourse any of Borrower's accounts, except to Lender.

Continuity of Operations. (a) Engage in any business activities substantially different than those in which Borrower is presently engaged, (b) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change ownership, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, or (c) purchase or retire any of Borrower's outstanding shares or alter or amend
Borrower's capital structure.

Loans, Acquisitions and Guaranties. (a) Loan, invest in or advance money or assets over $50,000 in aggregate (b) purchase, create or acquire any interest in another enterprise or entity, or (c) incur any obligation as surety or guarantor other than in the ordinary course of business.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (a) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related
Documents or any other agreement that Borrower or any Guarantor has with Lender; (b) Borrower or any Guarantor becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (c) there occurs a material adverse change in Borrowees financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; (d) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender; or (e) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.
REQUESTS FOR LOAN ADVANCES AND LETTERS OF CREDIT. (a) Any requests for an Advance must be received by Lender not later than 1:00 p.m. (Washington, D. C. time) on the date prior to the Advance is to be made. Each request must specify the amount of the Advance, and at the option of Lender, shall be accompanied by a current Borrowing Base
Certificate, which may be transmitted by telecopy to Lender at (703) 506-9553, or such other number as Lender may designate in written notice to Borrower. If a Borrowing Base Certificate is transmitted by telecopy, the Borrower shall maintain the original of such Borrowing Base Certificate as a permanent record for so long as any of the Advances remain outstanding and shall allow Lender to inspect such Borrowing Base Certificate and shall provide copies of such original to Lender upon its request therefor. The proceeds of the Advances will be credited to the Operating Account. Advances may be requested by those individuals designated by Borrower from time to time in written instructions delivered t
Lender; provided, however, that Borrower shall remain liable with respect to any Loan disbursed by Lender i good faith hereunder, even if such an Advance is requested by an individual who has not been designated.
Borrower agrees to confirm in writing from time to time, when and as requested by Lender, the purpose for which the proceeds of each Advance are used. Each request for and Advance must also be accompanied by copy(ies) of the supporting invoice(s), which are to be confirmed by an authorized representative of the United States Government or commercial entity prior to funding the requested
Advance. (b) Any request for a letter of credit to be issued must be made by delivery to Lender, not later than five (5) Business Days prior to the date of issuance of such requested letter of credit, of a properly completed and executed application and agreement (the
"Application") in form and content satisfactory to Lender. The fee for each Letter of Credit shall be an amount equal to an opening fee of $0.00, plus a non-refundable commission of 0.00% per annum of the undrawn portion of the Letter of Credit, payable in advance upon issuance and thereafter on each anniversary of the date of issuance of such Letter of Credit. Lender is authorized to advance on behalf of Borrower as a loan all sums required to be paid by Borrower to Lender in respect of any such Letter of Credit pursuant to the terms of the Application (including the fee set forth above), provided that Lender may, but shall not be obligated to make such Loans, if, after the disbursement thereof, the aggregate principal amount of the Loans then outstanding would exceed the Maximum Amount. The provisions of the Application are deemed incorporated in this Agreement by this reference and shall be binding upon Lender and Borrower as if fully set forth herein.
If a conflict exists between the terms of the Application and any other Loan Document, the terms of the Application shall control with respect to any Letter of Credit issued pursuant to such Application but not as to other matters governed by this Agreement.

ADDITIONAL DEFINITIONS.

Administrative Fee. The words "Administrative Fee" means the fee in the amount of $750.00 for each calendar month
(or partial month) to be paid by Borrower to Lender pursuant to the paragraph entitled Loan Fees and Charges in consideration of the expenses incurred by Lender in connection with administering the Loans and monitoring the Collateral.

Borrowing Base Certificate.  The words "Borrowing Base
Certificate" mean a certificate of Borrower, in form and substance satisfactory to Lender, containing a computation of the Borrowing Base as of the date depicted therein and a certification that no Default or Event of Default has occurred or is continuing.

Closing. The word "Closing" means the date on which the initial disbursement of the Loans is made. Commercial
Customer.  The words "Commercial Customer" mean any
Customer other than the Government.

Commitment Fee. The words "Commitment Fee" mean the quarterly fee to be paid by Borrower to Lender pursuant to the paragraph entitled Loan Fees and Charges in consideration of the commitment by Lender to make Loans hereunder. The Commitment Fee due for each calendar quarter (or portion thereof) shall equal the product of the Commitment Fee Rate in effect for such quarter (or portion thereof) multiplied by the difference between $1,500,000.00 and the sum of the average daily principal balance of the Loans during such quarter (or applicable portion thereof) plus the average daily face amount of all Letters of Credit outstanding during such quarter (or applicable portion thereof).

Commitment Fee Rate. The words "Commitment Fee Rate" mean the rate, expressed as a percentage, calculated as by multiplying 0.50% by a fraction, the numerator of which is the number of days in the calendar quarter, or shorter period, for which the Commitment Fee Rate is being calculated and denominator of which is 360.

Customer. The word "Customer" means any Person obligated on an Account.

Eligible Billed Commercial Receivable.  The words
"Eligible Billed Commercial Receivable" mean any Eligible
Billed Receivable which does not arise out of a prime contract between Borrower and the Government; provided that, for so long as more than 50% of the Eligible
Accounts due from any Commercial Customer remains unpaid for more than 90 days following the date of initial invoice to such Commercial Customer for such Eligible
Accounts, then no Accounts of such Commercial Customer may be included as Eligible Billed Commercial
Receivables.

Eligible Billed Government Receivable.  The words
"Eligible Billed Government Receivable" mean any Eligible
Billed Receivable which arises out of a prime contract between Borrower and the Government.

Eligible Billed Receivable.  The words "Eligible Billed
Receivable" mean any Eligible Account that has been billed to the appropriate Customer and is aged less than 90 days from the date of the initial invoice.

General Intangibles. "General Intangibles" means collectively and includes all of the following, whether now owned or hereafter acquired by Borrower: chooses in action, causes in action and all other intangible property of every kind and nature, including, without limitation, corporate or other business records, inventions, designs, trademarks, trademark application, trade names, trade secrets, goodwill, registrations, copyrights, licenses, franchises, customer lists, tax refunds, tax refunds claims, rights of claims against carriers and shippers, leases and rights to indemnification, together with all property which is included with all property which is included within the definition of "General Intangibles" as set forth in the UCC except for patents and patent applications.

Government Final Invoice Receivable.  The words
"Government Final Invoice Receivable" mean any Account relating to the last payment due to Borrower under a prime contract between Borrower and the Government unless
(a) such contract is a "Fixed Price Contract (as defined in Federal Acquisition Regulation Part 16.2, or any successor regulation) which does not include any provisions for progress payments, incentive arrangements, or price redetermination or (b) Lender has consented in writing to the exclusion of such Account from the category of Government Final Invoice Receivables.

Government.  The word "Government" means the United
States of America or any agency or instrumentality thereof.

Maximum Amount. The words "Maximum Amount" mean, at any time, the lesser of (a)$1,500,000-00 or (b) the then applicable Borrowing Base.

Operating Account. The words "Operating Account" mean the demand deposit account maintained with Lender by Borrower on which Borrower draws checks to pay its operating expenses.

Person. The word "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, government authority or other entity of whatever nature.

Termination Date.  The words "Termination Date" mean
November 30, 1996, and any extension or extensions thereof granted by Lender in its sole discretion.

ADDITIONAL AFFIRMATIVE COVENANTS.

Dividend Payments. Borrower may pay cash dividends on its stock from time to time so long as no Event of Default has occurred and is continuing or would result from the payment of dividends.

Payroll Tax Payments. Borrower will furnish Lender within fifteen (15) days of the end of each quarter, copies of the Borrower's 941 tax statements.

SEC Reports and Filings. Borrower will furnish Lender within fifteen (15) days of filing with the SEC, copies of all filed reports.

LENDER'S RIGHT OF SETOFF. In addition to all liens upon and rights of setoff against the moneys, securities or other property of Borrower given to Lender by law, Lender shall have, with respect to Borrower's obligations to Lender under this Agreement and to the extent permitted by law, a contractual possessory security interest in and a right of setoff against, and Borrower hereby assigns, conveys, delivers, pledges, and transfers to Lender all of Borrower's right, title, and interest in and to all deposits, moneys, securities, and other property of Borrower now or hereafter in the possession of or on deposit with Lender, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding however all IRA, Keogh, and trust accounts.
Every such security interest and right of setoff may be exercised without demand upon or notice to Borrower. No security interest or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender or by any neglect to exercise such right of setoff or to enforce such security interest or by any delay in so doing. Every right of setoff and security interest shall continue in full force and effect until such right of setoff or security interest is specifically waived or released by an instrument in writing executed by Lender.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Default on Indebtedness. Failure of Borrower to make any payment when due on the Indebtedness.

Other Defaults. Failure of Borrower or any Grantor to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents, or failure of Borrower to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default In Favor of Third Parties. Should Borrower or any Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrowers property or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower or any Grantor under this Agreement or the Related Documents is false or misleading in any material respect at the time made or furnished, or becomes false or misleading at any time thereafter.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any Security Agreement to create a valid and perfected Security Interest) at any time and for any reason.

Insolvency. The dissolution or termination of Borrower's existence as a going business, or a trustee or receiver is appointed for Borrower or for all or a substantial portion of the assets of Borrower, or Borrower makes a general assignment for the benefit of Borrowers creditors, or Borrower files for bankruptcy, or an involuntary bankruptcy petition is filed against Borrower and such involuntary petition remains undismissed for sixty (60)days.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, any creditor of any Grantor against any collateral securing the Indebtedness, or by any governmental agency. This includes a garnishment, attachment, or levy on or of any of Borrower's deposit accounts with Lender.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.
Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity. Lender, in good faith, deems itself insecure.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related
Documents or any other agreement immediately will terminate (including any obligation to make Loan Advances or disbursements), and, at Lender's option, all sums owing in connection with the Loans, including all principal, interest, and all other fees, costs and charges, if any, will become immediately due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments.  This Agreement, together with any Related
Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charge for bound by the alteration or amendment.


Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Virginia. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either party against the other.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Multiple Parties; Corporate Authority. All obligations of Borrower under this Agreement shall be joint and several, and all references to Borrower shall mean each and every Borrower. This means that each of the Borrowers signing below is responsible for all obligations in this Agreement.

Consent to Loan Participation.  Borrower agrees that
Lender may at any time grant participating interests in the Loans to one or more purchasers (each a "Participant"). In such event, whether or not upon notice to Borrower, Lender shall remain responsible for the performance of its obligations hereunder, and Lender shall continue to deal solely and directly with Borrower in connection with Lender's rights and obligations under this Agreement. Any agreement pursuant to which Lender may grant such a participation interest shall provide that Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of concerning the Loans; provided that such participation agreement may provide that Lender will not agree to any such modification, amendment or waiver which would have the effect increasing or extending the term hereof or subjecting Lender to any additional obligation, reducing the principal of or rate of interest on any Loan, postponing the date fixed for any payment of principal or of interest on any Loan or fees hereunder without the consent of the Participant. Lender may at any time assign all or any portion of its rights with respect to the Loans to a Federal Reserve Bank. No such assignment shall release Lender from its obligations hereunder. Lender may furnish any information concerning
Borrower in its possession from time to time to Participants (including prospective Participants) and may furnish such information in response to credit inquiries consistent with general banking practice.

Costs and Expenses. Borrower agrees to pay upon demand all of Lender's out-of-pocket expenses incurred in connection with this Agreement or in connection with the Loans made pursuant to this Agreement. Subject to any limits under applicable law, if Lender hires an attorney to help enforce this Agreement or to collect any Indebtedness, Borrower agrees to pay Lender's attorney fees equal to 25.000% of the principal balance due on the Note, and all of Lender's other collection expenses, whether or not there is a lawsuit and including legal expenses for bankruptcy proceedings.

Notices. All notices required to be given under this Agreement shall be given in writing, may be sent by telefacsimilie, and shall be effective when actually delivered if hand delivered or when deposited with a nationally recognized overnight courier or deposited as certified or registered mail in the United States mail,first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one
Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address(es).

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances.
If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used herein shall include all subsidiaries and affiliates of Borrower. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any subsidiary or affiliate of Borrower.

Successors and Assigns. All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival. All warranties, representations, and agreements of Borrower in this Agreement shall survive the making of the Loan or Loans contemplated hereby, and shall be deemed made and redated by Borrower at the time of the making of each disbursement of Loan proceeds.
Time Is of the Essence. Time is of the essence in the performance of this Agreement.

Waiver. Indulgence by Lender with respect to any of the terms and conditions of this Agreement or the failure of Lender to exercise any of its rights under this Agreement shall not constitute a waiver thereof, and Borrower shall remain liable for the strict performance of such terms and conditions until this Agreement shall be terminated.
No provision of this Agreement may be waived or modified orally, but all such waivers or modifications shall be in writing. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in one instance shall not constitute Lender's continuing consent in subsequent instances, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

THIS LOAN AGREEMENT IS SIGNED, SEALED AND DELIVERED
EFFECTIVE IN ALL RESPECTS AS OF   11/29/95.
                                 -------------------

BORROWER:
Essex Corporation



BY:  Joseph R. Kurry, Jr.
     --------------------  (SEAL)
     Name and Title (Print)
     Joseph R. Kurry, Jr. - VP/Treasurer

LENDER:

SIGNET BANK


BY: Randall W. Connelly
    ----------------------
     Authorized Officer

                  COMMERCIAL SECURITY AGREEMENT

THIS COMMERCIAL SECURITY AGREEMENT Is entered Into between Essex Corporation (referred to below as "Grantor"); and SIGNET BANK (referred to below as "Lender"). For valuable consideration, Grantor grants to Lender a security Interest In the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, In addition to all other rights which Lender may have by law.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform
Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

Agreement.  The word "Agreement" means this Commercial
Security Agreement, as this Commercial Security
Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time.

Collateral. The word "Collateral" means the following described property of Grantor, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

All chattel paper, accounts and general Intangibles, together with the following specifically described property: General lntangibles excludes patents and patent applications

In addition, the word "Collateral" includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

(a) All accessions, accessories, increases, and additions to and all replacements of and substitutions for any property described above.

(b) All products and produce of any of the property described in this Collateral section.

(c) All accounts, contract rights, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, or other disposition of any of the property described in this Collateral section.

(d) All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section.

All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

Event of Default. The words "Event of Default" mean and include without limitation any of the Events of Default set forth below in the section titled "Events of Default."

Grantor. The word "Grantor" means Essex Corporation, its successors and assigns.

Guarantor. The word "Guarantor" means and includes without limitation each and all of the guarantors, sureties, and accommodation parties in connection with the Indebtedness and their personal representatives, successors and assigns.

Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note, including all principal, interest, and fees, costs, and expenses, if any, together with all modifications of and renewals, replacements and substitutions for any of the foregoing.
"Indebtedness" also includes all other present and future liabilities and obligations of Grantor to Lender, whether direct or indirect, matured or unmatured, and whether absolute or contingent, joint, several or joint and several, and no matter how the same may be evidenced or shall arise.

Lender. The word "Lender" means SIGNET BANK, its successors and assigns.

Note. The word "Note" means the note or credit agreement dated , 11-29-95 in the principal amount of $1,500,000.00 from Grantor to Lender, together with all modifications of and renewals, replacements, and substitutions for the note or credit agreement.

Related Documents. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

LENDER'S RIGHT OF SETOFF. In addition to all liens upon and rights of setoff against the moneys, securities or other property of Grantor given to Lender by law, Lender shall have, with respect to Grantor's obligations to Lender under this Agreement and to the extent permitted by law, a contractual possessory security interest in and a right of setoff against, and Grantor hereby assigns, conveys, delivers, pledges, and transfers to Lender all of Grantor's right, title, and interest in and to all deposits, moneys, securities, and other property of Grantor now or hereafter in the possession of or on deposit with Lender, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding however all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to Grantor. No security interest or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender or by any neglect to exercise such right of setoff or to enforce such security interest or by any delay in so doing. Every right of setoff and security interest shall continue in full force and effect until such right of setoff or security interest is specifically waived or released by an instrument in writing executed by Lender.

OBLIGATIONS OF GRANTOR. Grantor warrants and covenants to Lender as follows:

Perfection of Security Interest. Grantor agrees to execute such financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender's security interest in the Collateral.
Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Grantor will note Lender's interest upon any and all chattel paper if not delivered to Lender for possession by Lender. Grantor hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement.
Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender's security interest in the Collateral. Grantor promptly will notify Lender before any change in Grantor's name including any change to the assumed business names of Grantor. This Is a continuing
Security Agreement and will continue In effect even though all or any part of the Indebtedness is paid In full and even though for a period of time Grantor may not be Indebted to Lender.

No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing
Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

Enforceable of Collateral. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, the Collateral is enforceable in accordance with its terms, is genuine, and complies with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. At the time any account becomes subject to a security interest in favor of Lender, the account shall be a good and valid account representing an undisputed, bona fide indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions or theretofore shipped or delivered pursuant to a contract of sale, or for services theretofore performed by Grantor with or for the account debtor; there shall be no setoffs or counterclaims against any such account; and no agreement under which any deductions or discounts may be claimed shall have been made with the account debtor except those disclosed to Lender in writing.

Removal of Collateral.  Grantor shall keep the Collateral
(or to the extent the Collateral consists of intangible property such as accounts, the records concerning the Collateral) at Grantor's address shown above, or at such other locations as are acceptable to Lender. Except in the ordinary course of its business, including the sales of inventory, Grantor shall not remove the Collateral from its existing locations without the prior written consent of Lender. To the extent that the Collateral consists of vehicles, or other titled property, Grantor shall not take or permit any action which would require application for certificates of title for the vehicles outside the Commonwealth of Virginia, without the prior written consent of Lender.

Transactions Involving Collateral. Except for inventory sold or accounts collected in the ordinary course of Grantor's business, Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral.
Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender. This includes security interests even if junior in right to the security interests granted under this Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Grantor shall immediately deliver any such proceeds to Lender.

Title. Grantor represents and warrants to Lender that it holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Grantor shall defend Lender's rights in the Collateral against the claims and demands of all other persons.

Collateral Schedules and Locations. As often as Lender shall require, and insofar as the Collateral consists of accounts and general intangibles, Grantor shall deliver to Lender schedules of such Collateral, including such information as Lender may require, including without limitation names and addresses of account debtors and agings of accounts and general intangibles. Such information shall be submitted for Grantor and each of its subsidiaries or related companies.

Maintenance and Inspection of Collateral. Grantor shall maintain all tangible Collateral in good condition and repair. Grantor will not commit or permit damage to or destruction of the Collateral or any part of the Collateral. Lender and its designated representatives and agents shall have the right at all reasonable times to examine, inspect, and audit the Collateral wherever located.

Taxes, Assessments and Liens. Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Related Documents. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized in Lender's sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys' fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Grantor shall name
Lender as an additional obligee under any surety bond furnished in the contest proceedings.

Compliance With Governmental Requirements. Grantor shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral.
Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender's opinion, is not jeopardized.

Hazardous Substances. Grantor represents and warrants that the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any hazardous waste or substance, as those terms are defined in the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.
("CERCLA"), the Superfund Amendments and Reauthorization
Act of 1986, Pub.  L. No. 99-499 ("SARA), the Hazardous
Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49
U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. The terms "hazardous waster and "hazardous substance" shall also include, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos. The representations and warranties contained herein are based on Grantor's due diligence in investigating the Collateral for hazardous wastes and substances. Grantor hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnity shall survive the payment of the Indebtedness and the satisfaction of this Agreement.

Maintenance of Casualty Insurance. Grantor shall procure and maintain all risks insurance, including without limitation fire, theft and liability coverage together with such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis acceptable to Lender and issued by a company or companies acceptable to Lender. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be canceled or diminished without at least thirty (30) days' prior written notice to Lender and not including any disclaimer of the insurer's liability for failure to give such a notice. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest, Grantor will provide
Lender with such loss payable or other endorsements as Lender may require. If Grantor at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate, including if it so chooses "single interest insurance," which will cover only Lendees interest in the Collateral.

Application of Insurance Proceeds. Grantor shall promptly notify Lender of any loss or damage to the Collateral. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty.
All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Lender as part of the Collateral. If Lender consents to repair or replacement of the damaged or destroyed
Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration. If
Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Grantor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.

Insurance Reports. Grantor, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the property insured; (a) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (9 the expiration date of the policy. In addition, Grantor shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the Collateral.

GRANTOR'S RIGHT TO POSSESSION AND TO COLLECT ACCOUNTS.
Until default and except as otherwise provided below with respect to accounts, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related
Documents, provided that Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender's security interest in such Collateral. Until otherwise notified by Lender, Grantor may collect any of the Collateral consisting of accounts.
At any time and even though no Event of Default exists, Lender may exercise its rights to collect the accounts and to notify account debtors to make payments directly to Lender for application to the Indebtedness. If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care.
Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

EXPENDITURES BY LENDER. If not discharged or paid when due, Lender may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Grantor under this Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. Lender also may (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses shall become a part of the Indebtedness and, at Lender's option, will
(a) be payable on demand, (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (i) the term of any applicable insurance policy or (ii) the remaining term of the Note, or (c) be treated as a balloon payment which will be due and payable at the Note's maturity. This Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Default on Indebtedness. Failure of Grantor to make any payment when due on the Indebtedness.

Other Defaults. Failure of Grantor to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or in any other agreement between Lender and Grantor.

Insolvency. The dissolution or termination of Grantor's existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or by any governmental agency against the Collateral or any other collateral securing the Indebtedness. This includes a garnishment of any of Grantor's deposit accounts with Lender.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or such Guarantor dies or becomes incompetent.

Adverse Change. A material adverse change occurs in Grantor's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity. Lender, in good faith, deems itself insecure.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Lender shall have all the rights of a secured party under the Virginia Uniform Commercial Code. In addition and without limitation, Lender may exercise any one or more of the following rights and remedies:

Accelerate Indebtedness.  Lender may declare the entire
Indebtedness, including any prepayment penalty which Grantor would be required to pay, immediately due and payable, without notice.

Assemble Collateral. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral.
If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, issuing, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

Appoint Receiver. To the extent permitted by applicable law, Lender shall have the following rights and remedies regarding the appointment of a receiver: (a)
Lender may have a receiver appointed as a matter of right, (b) the receiver may be an employee of Lender and may serve without bond, and (c) all fees of the receiver and his or her attorney shall become part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

Collect Revenues, Apply Accounts. Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Lender may at any time in its discretion transfer any Collateral into its own name or that of its nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, chooses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine, whether or not Indebtedness or Collateral is then due.
For these purposes, Lender may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Lender may notify account debtors and obligers on any Collateral to make payments directly to Lender.

Obtain Deficiency. If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

Other Rights and Remedies. Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

Cumulative Remedies. All of Lender's rights and remedies, whether evidenced by this Agreement or the Related Documents or by any other writing, shall be cumulative and may be exercised singularly or concurrently.

Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and to exercise its remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments.  This Agreement, together with any Related
Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Virginia. Lender and Grantor hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either party against the other.

Attorneys' Fees; Expenses. Grantor agrees that if Lender hires an attorney to help enforce this Agreement or to collect any sums owing under this Agreement, Grantor will pay, subject to any limits under applicable law, Lender's attorney fees equal to 25.000% of the principal balance due on the Note, and all of Lender's other collection expenses, whether or not there is a lawsuit and including without limitation additional legal expenses for bankruptcy proceedings.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Multiple Parties; Corporate Authority. All obligations of Grantor under this Agreement shall be joint and several, and all references to Grantor shall mean each and every Grantor. This means that each of the Borrowers signing below is responsible for all obligations in this Agreement.
Notices. All notices required to be given under this Agreement shall be given in writing, may be sent by telefacsimilie, and shall be effective when actually delivered if hand delivered or when deposited with a nationally recognized overnight courier or deposited as certified or registered mail in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one
Grantor, notice to any Grantor will constitute notice to all Grantors. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address(es).

Power of Attorney. Grantor hereby appoints Lender as its true and lawful attorney-in-fact, irrevocably, with full power of substitution to do the following: (a) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (b) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (c) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Grantor, to execute and deliver its release and settlement for the claim; and (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Grantor, or otherwise, which in the discretion of Lender may seem to be necessary or advisable. This power is given as security for the Indebtedness, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Lender.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances.
If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

Successor Interests. Subject to the limitations set forth above on transfer of the Collateral, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement.
No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF
THIS COMMERCIAL SECURITY AGREEMENT, AND GRANTOR
AGREES TO ITS TERMS.  THIS AGREEMENT IS DATED 11-29-95 .
                                              --------
GRANTOR:

Essex Corporation



BY:  Joseph R. Kurry, Jr.
     --------------------  (SEAL)
     Name and Title (Print)
     Joseph R. Kurry, Jr. - VP/Treasurer

LENDER:

SIGNET BANK


BY: Randall W. Connelly
    ----------------------
     Authorized Officer

                         PROMISSORY NOTE

Principal Amount:  $1,500,000.00   Initial Rate:  11.750%
Date of Note:  11-29-95
               --------

PROMISE TO PAY. Essex Corporation ("Borrower") promises to pay to SIGNET BANK ("Lender"), or order, In lawful money of the United States of America, the principal amount of One Million Five Hundred Thousand
& 00/100 Dollars ($1,500,000.00) or so much as may be outstanding, together with Interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan In one payment of all outstanding principal plus all accrued unpaid
Interest on November 30, 1996. In addition, Borrower will pay regular monthly payments of accrued unpaid interest beginning December 30, 1995, and all subsequent interest payments are due on the same day of each month after that. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is Lender's Prime Rate (the
"Index). This is the rate of interest announced from time to time by Lender as its "Prime Rate." Borrower and each other party liable under this Note in any capacity, whether as maker, endorser, surety, guarantor or otherwise, acknowledge and agree that the Prime Rate is a reference used by Lender in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any customer. Lender will tell Borrower the current
Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well.
The interest rate change will not occur more often than each day. The Index currently Is 8.750% per annum. The
Interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 3.000 percentage points over the Index, resulting in an Initial rate of 11.750% per annum. ONCE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.
PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.
Easy payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest.
Rather, they will reduce the principal balance due.

DEFAULT. Borrower will be in default if any of the following happens: (a) the failure of any "Party" (which term shall mean and include each Borrower, endorser, surety and guarantor of this Note) to make any payment on this Note or on any other indebtedness due Lender when due; (b) if any asset(s) of a Party are attached, levied upon, seized or repossessed or if any asset(s) of a Party should come into the possession of a receiver, trustee, custodian or assignee for the benefit of creditors, or if a Party makes an assignment for the benefit of creditors; (c) the failure of a Party to observe or perform any obligation or covenant contained in any agreement, document or instrument furnished in connection herewith or in any other agreement between a Party and Lender; (d) any representation or warranty at any time made by a Party to Lender in connection herewith or in any other agreement between a Party and Lender, or in any document or instrument delivered to Lender in connection herewith or pursuant to such other agreement, shall have been materially false at the time it was made, (e) the termination or withdrawal of a Party's guaranty with respect to any indebtedness due Lender; (f) any Party files a petition in bankruptcy, petitions or applies to any tribunal for any receiver or any trustee of a Party or any substantial part of its property, or commences any proceeding relating to such party under any insolvency, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (g) if, within 30 days after the filing of a petition in bankruptcy against a Party or the commencement of any proceeding against a Party seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such petition or proceeding shall not have dismissed, or, if, within 30 days after the appointment, without the consent or acquiescence of a Party, of any trustee, receiver or liquidator of such Party or of all or any substantial part of the properties of the such Party, such appointment shall not have been vacated; (h) the application for the appointment of a receiver for a party or for property of a Party; (i) the making or sending of a notice of an intended bulk sale by a Party; 0) commencement of any foreclosure, levy, seizure or forfeiture proceeding, whether by judicial, self-help, repossession, or any other method, by any creditor of a Party, any creditor of the owner of any collateral securing this Note, or by any governmental agency with respect to a Party or such collateral, (k) if any event occurs which is or, with the passage of time and/or the giving of notice, could be a default under or breach of the terms of any instrument or document evidencing a debt or obligation of a Party to any third party and is not cured within five (5) days after the occurrence thereof; (1) any judgment against a Party or any attachment against it or its property remains unpaid, undischarged, unbonded or undismissed for a period of 30 days, unless and to the extent that such judgment is appealed in good faith in a court of higher jurisdiction and such appeal remains pending; (m) if any proceeding is filed for the dissolution or liquidation of a Party; (n) if any Party shall be enjoined or restrained in any manner from conducting its business in whole or in part, and such injunction shall not be dismissed or dissolved within thirty (30) days after the filing thereof; (o) if any tax lien or notice thereof is filed against a Party or any of the assets of a Party and remains undismissed, unpaid or unbonded for a period of thirty
(30) days; (p) if, without Lender's prior written consent, any Party which is not a natural person enters into or becomes a party to any merger, consolidation or share exchange or if any Party sells, transfers, conveys or leases, except in the ordinary course of business, any significant part of its assets or properties or (if not a natural person) alters its capital structure, business activities or scope of operations; (q) if, without Lender's prior written consent, there is a sale, exchange or transfer of the voting control or any significant portion of the stock or ownership interests of any Party which is not a natural person; (r) if any Party who is a natural person shall die or become incompetent; or (s) the good faith determination by Lender that it deems itself insecure or that a material adverse change in the financial condition of a Party has occurred since the date hereof or that Lendees prospect of payment hereunder has been materially impaired.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest, together with all other applicable fees costs and charges if any immediately due and payable without notice and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 6.000 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law. Furthermore, subject to any limits under applicable law, upon default, Borrower also agrees to pay Lendees attorney fees equal to 25.000% of the principal balance due on the Note, and all of Lender's other collection expenses, whether or not there is a lawsuit and including without limitation legal expenses for bankruptcy proceedings. This Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Virginia. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either party against the other.

CONFESSION OF JUDGMENT. Upon a default in payment of the Indebtedness at maturity, whether by acceleration or otherwise, Borrower hereby irrevocably authorizes and empowers Thomas L. Hotchkiss or Donald E. Miles as
Borrower's attorney-in-fact to appear in the City of Richmond clerk's office and to confess judgment against Borrower for the unpaid amount of this Note as evidenced by an affidavit signed by an officer of Lender setting forth the amount then due, plus attorneys' fees as provided in this Note, plus costs of suit, and to release all errors, and waive all rights of appeal. if a copy of this Note, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Lender may elect until all amounts owing on this Note have been paid in full.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $15.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

LENDER'S RIGHT OF SETOFF. In addition to all liens upon and rights of setoff against the moneys, securities or other property of Borrower given to Lender by law, Lender shall have, with respect to Borrower's obligations to Lender under this Note and to the extent permitted by law, a contractual possessory security interest in and a right of setoff against, and Borrower hereby assigns, conveys, delivers, pledges, and transfers to Lender all of Borrower's Right, title, and interest in and to all deposits, moneys, securities, and other property of Borrower now or hereafter in the possession of or on deposit with Lender, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding however all IRA, Keogh, and trust accounts.
Every such security interest and night of setoff may be exercised without demand upon or notice to Borrower. No security interest or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender or by any neglect to exercise such right of setoff or to enforce such security interest or by any delay in so doing. Every right of setoff and security interest shall continue in full force and effect until such right of setoff or security interest is specifically waived or released by an instrument in writing executed by Lender.
LINE OF CREDIT. This Note evidences a revolving line of credit. Advances hereunder shall be conclusively presumed to have been made to and for the benefit of and at the request of Borrower when: (1) deposited or credited to an account of Borrower with Lender, notwithstanding that such advance was requested, orally or in writing, by someone other than the person(s) signing below or that someone other than the person(s) signing below is authorized to draw on such account and may or does withdraw the whole or part of any such advance; or (2) made in accordance with oral or written instructions of Borrower or anyone signing below for or on behalf of Borrower. Lender is hereby authorized to maintain records of the date and amount of each advance, the date and amount of any payment of principal or interest and the principal balance then remaining unpaid hereon. Borrower hereby agrees that the amount so evidenced in such records shall, for all purposes, constitute prima facie evidence thereof and shall be binding upon Borrower, absent manifest error.

LATE CHARGE. Borrower agrees to pay to Lender on demand a late charge not to exceed 5% of the amount of any payment of principal or interest, or both, that is more than ten (10) days past due.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect
Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.


PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD
ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE
INTEREST RATE PROVISIONS.  BORROWER AGREES TO THE TERMS
OF THE NOTE.

BORROWER:

Essex Corporation



BY:  Joseph R. Kurry, Jr.
     --------------------  (SEAL)
     Name and Title (Print)
     Joseph R. Kurry, Jr. - VP/Treasurer